        TO BE SURE YOU ARE REPRESENTED, PLEASE SIGN, DATE AND RETURN
                                   PROMPTLY.

                          INVESCO ADVISOR FUNDS, INC.
                           INVESCO EQUITY PORTFOLIO

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                               JANUARY 31, 1997

The undersigned hereby appoints Hubert J. Harris, Jr., Tony D. Green, and Mark
F. Moots, Jr., and each of them, proxy for the undersigned, with the power of substitution, to vote with the same force and effect as the undersigned at the Special Meeting of the Shareholders of the INVESCO Equity Portfolio (the "Portfolio") of INVESCO Advisor Funds, Inc. (the "Company"), to be held at the 1355 Peachtree Street N.E., Suite 200, Atlanta, Georgia 30309 on Friday, January 31, 1997, at 10:00 a.m. (Eastern Standard Time) and at any adjournment thereof, upon the matters set forth below, all in accordance with and as more fully described in the Notice of Special Meeting and Proxy Statement, dated December 26, 1996, receipt of which is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE
"FOR":

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS [X]

1.A. Proposal to approve a new investment advisory agreement between the Company and INVESCO Services, Inc. ("ISI"), such agreement to take effect only if the proposed merger of AIM Management Group, Inc. into INVESCO Group Services, Inc. or another wholly-owned U.S. subsidiary of INVESCO is consummated.

                               Vote on Proposal
                      For [_]   Against [_]   Abstain [_]

1.B. Proposal to approve a new sub-advisory agreement between ISI and INVESCO
     Capital Management, Inc., to take effect only if the Merger is consummated.

                               Vote on Proposal
                      For [_]   Against [_]   Abstain [_]


2.   Proposal to elect eleven directors of the Company.

                               Vote on Proposal
                      For [_]   Against [_]   Abstain [_]
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3.   Proposal to ratify the selection of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 31, 1997.

                               Vote on Proposal
                      For [_]   Against [_]   Abstain [_]


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1.A., 1.B., 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. THANK YOU.


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Signature                     Signature                 Date
                              (Joint Owners)

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.